UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2021

Bank of Commerce Holdings
(Exact name of Registrant as Specified in Its Charter)

California	000-25135	94-2823865
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Capitol Mall, Suite 1255 Sacramento, California		95814
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 421-2575

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BOCH	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

On September 30, 2021, Bank of Commerce Holdings, a California corporation (the “Company”), and Columbia Banking System, Inc., a Washington corporation (“Columbia”), completed the previously announced merger of the companies. Pursuant to the terms of the Agreement and Plan of Merger, dated as of June 23, 2021 (the “Merger Agreement”), by and between Columbia and the Company, the Company was merged with and into Columbia (the “Merger”), with Columbia surviving the Merger. Pursuant to the Articles of Merger filed by Columbia with the Secretary of State of the State of Washington, the Merger became effective at 11:59 p.m., Pacific time, on September 30, 2021 (the "Effective Time").

At the Effective Time, each issued and outstanding share of common stock, no par value, of the Company (the “Company Common Stock”) was converted into the right to receive 0.40 of a share of Columbia common stock (the “Merger Consideration”). At the Effective Time, all of the shares of Company Common Stock that were converted into the right to receive the Merger Consideration ceased to be outstanding, were cancelled and ceased to exist.

In connection with the closing of the Merger, all shares of restricted stock outstanding under the Company’s stock plans (the “Company Stock Plans”) became vested and were converted into the right to receive the Merger Consideration at the Effective Time. Also at the Effective Time, outstanding options to purchase shares of the Company Common Stock (the “Company Options”) under the Company Stock Plans, whether vested or unvested, were canceled, and the holders of Company Options will be paid a cash amount equal to the spread between the value of the Merger Consideration per share and the per share exercise price of such Company Options, multiplied by the shares subject to the respective Company Option, net of any cash required to be withheld under applicable tax laws.

A copy of the Merger Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 25, 2021, and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger, all shares of Company Common Stock were cancelled and were converted into the right to receive the Merger Consideration. Accordingly, on September 30, 2021, the Company requested that Nasdaq suspend the Company Common Stock from trading effective as of the open of trading on October 1, 2021, remove the Company Common Stock from listing on Nasdaq, and file with the SEC an application on Form 25 to report the delisting of the Company Common Stock from Nasdaq. Nasdaq has informed the Company that on September 30, 2021, in accordance with the Company’s request, Nasdaq filed the Form 25 with the SEC in order to provide notification of such delisting and to effect the deregistration of Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A Form 15 will be filed with respect to the Company Common Stock in due course, requesting the deregistration of Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, each holder of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a shareholder of the Company other than the right to receive the Merger Consideration as described above and subject to the terms and conditions set forth in the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

The information set forth under the Introductory Note, Item 3.03, and Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time of the Merger, the Company merged with and into Columbia, with Columbia as the surviving entity and, accordingly, a change in control of the Company occurred.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

At the Effective Time, the Company’s directors and executive officers ceased serving in those capacities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of June 23, 2021, by and between Columbia Banking System, Inc. and Bank of Commerce Holdings (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Bank of Commerce Holdings on June 25, 2021)*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Commerce Holdings

Date: September 30, 2021	By:	/s/ James A. Sundquist
James A. Sundquist
Executive Vice President – Chief Financial Officer